EXHIBIT 32.2

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Dannette Boyd, the Chief Financial Officer of Integrated Management Information, Inc. (the “Company”), hereby certifies that, to his knowledge:

(i)

the Annual Report on Form 10-KSB of the Company for the years ended December 31, 2007 and 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2008
/s/ Dannette Boyd
Dannette Boyd, Chief Financial Officer